SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street

Denver, Colorado 80203

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2008, the Board of Directors of Newmont Mining Corporation (“the Company”) granted Richard T. O’Brien, President and Chief Executive Officer of the Company, 100,000 shares of restricted stock and 300,000 stock options at an option exercise price of $26.91 as a retention incentive. Both awards vest 100% after a five year period, on October 30, 2013. In the event of death, long term disability or retirement under a Company retirement plan, a pro-rata percentage of each award shall vest based upon the percentage of vesting period elapsed from the grant date to the termination date, and the vested options shall remain exercisable for the shorter period of thirty-six months from the termination of employment resulting from death, long-term disability or retirement, or ten years from the date of grant. If the Company terminates Mr. O’Brien’s employment for any reason other than Cause, as defined in the Executive Change of Control Plan of Newmont, the full grant amounts of both awards shall vest and the options shall be exercisable for the shorter period of thirty-six months from termination of employment, or expire ten years from the date of grant. Any outstanding options after October 31, 2013 shall immediately cancel if Mr. O’Brien voluntarily terminates employment or the Company terminates Mr. O’Brien’s employment for Cause, as defined in the Executive Change of Control Plan of Newmont.

The Executive Change of Control Plan is attached to the Company’s 2007 Annual Report on Form 10-K as Exhibit 10.19.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: November 4, 2008